Exhibit 99.1

Page 1 of 2 – TRX REPORTS $1.9 MILLION OF SECOND QUARTER ADJUSTED EBITDA

TRX REPORTS $1.9 MILLION OF SECOND QUARTER ADJUSTED EBITDA

Adjusted EBITDA Improves by More Than 10%

ATLANTA, 13 AUGUST 2010 — TRX, Inc. (www.trx.com) (OTC: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the quarter ended 30 June 2010.

Total revenues excluding client reimbursements for the second quarter of 2010 were $14.0 million compared with $14.9 million in the second quarter of 2009. Net income for the second quarter was $403,000, compared with net income of $22,000 in the second quarter of 2009. Net income per diluted share was $0.02 compared to net income per diluted share of $0.00 for the second quarter of 2009. Revenues from transaction processing services for the second quarter of 2010 decreased to $11.3 million from $12.2 million in the second quarter of 2009. Revenues from data reporting services remained constant at $2.7 million for both the second quarter of 2010 and 2009.

Adjusted EBITDA was $1.9 million for the quarter, compared with $1.8 million in the second quarter of 2009.

“Our focus on helping clients reduce costs and drive efficiencies translated into solid financial performance this quarter,” said TRX President & CEO Shane Hammond. “Continued strong performance by our operations and product development teams has led to organic client expansion, and new revenue streams for TRX.”

Based on management’s expectations for the calendar year, TRX reiterated its 2010 annual guidance as follows:

•	Revenues of $57 to 58 million

•	Adjusted EBITDA of $6 to 7 million

•	Capital Expenditures of approximately $3 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

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Copyright 2010 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS $1.9 MILLION OF SECOND QUARTER ADJUSTED EBITDA

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the company’s Website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the company’s Web site at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

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Copyright 2010 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Transaction processing	$11,270	$12,235	$22,886	$24,281
Data reporting	2,735	2,705	5,713	5,558

Transaction and other revenues	14,005	14,940	28,599	29,839
Client reimbursements	147	145	231	247

Total revenues	14,152	15,085	28,830	30,086

EXPENSES:
Operating	8,267	9,195	16,819	18,199
Selling, general and administrative	2,946	3,265	5,992	5,539
Technology development	829	801	1,780	2,466
Client reimbursements	147	145	231	247
Impairment of goodwill, intangible assets and other long-lived assets	76	—	165	43,692
Depreciation and amortization	1,050	1,406	2,080	3,787

Total expenses	13,315	14,812	27,067	73,930

OPERATING INCOME (LOSS)	837	273	1,763	(43,844)

INTEREST (EXPENSE) INCOME:
Interest income	—	1	6	10
Interest expense	(169)	(201)	(353)	(392)

Total interest expense, net	(169)	(200)	(347)	(382)

INCOME (LOSS) BEFORE INCOME TAXES	668	73	1,416	(44,226)

INCOME TAX PROVISION (BENEFIT)	265	51	530	(633)

NET INCOME (LOSS)	$403	$22	$886	$(43,593)

Net Income (Loss) per Share
Basic and diluted	$0.02	$0.00	$0.05	$(2.37)

Weighted Average Shares Outstanding
Basic	18,466	18,427	18,466	18,417
Diluted	18,569	18,427	18,608	18,417

Other Data:
Adjusted EBITDA	1,943	1,754	3,934	3,780
Capital expenditures	682	628	1,662	1,820

	As of June 30, 2010	As of December 31, 2009
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,766	$2,897
Total shareholders’ deficit	(2,293)	(3,008)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income (loss)	403	22	886	(43,593)
Depreciation and amortization	1,050	1,406	2,080	3,787
Interest expense, net	169	200	347	382
Income tax provision (benefit)	265	51	530	(633)

EBITDA	1,887	1,679	3,843	(40,057)
Impairment of goodwill, intangible assets and other long-lived assets	76	—	165	43,692
Stock compensation (credit) expense	(20)	75	(74)	145

Adjusted EBITDA	$1,943	$1,754	$3,934	$3,780